Exhibit 5.1

MASUR GRIFFITTS AVIDOR, LLP

180 Varick Street, Suite 1214

New York, NY 10014

October 4, 2021

To the Board of Directors

Applied Energetics, Inc.

9070 S. Rita Road, Suite 1500

Tucson, AZ 85747

Re:	Applied Energetics, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Applied Energetics, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 the "Registration Statement"), relating to the offer and sale of up to $100,000,000 worth of (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) shares of one or more series of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iii) one or more debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase the Company’s securities (the “Rights”), and (v) units comprised of one or more of shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and Rights (the “Units” and, collectively with the Common Stock, Preferred Stock, Debt Securities, Warrants, and Rights, the “Securities”)..

In rendering the opinions set forth herein, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records as we deem necessary. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon the representation of executive officers and responsible employees and agents of the Company.

For purposes of this opinion letter, we have also assumed that (a) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (b) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (c) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (d) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (e) at the time of any offering or sale of any shares of Common Stock or Preferred Stock or Warrants to purchase shares of Common Stock or Preferred Stock, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized and unissued under the Company’s then operative certificate of incorporation, as amended (the “Certificate of Incorporation”) and not otherwise reserved for issuance, (f) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (g) at the time of issuance of the Securities, the Certificate of Incorporation and the then operative by-laws of the Company, as amended (the “By-laws” and collectively with the Certificate of Incorporation, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (h) any applicable indenture relating to the issuance of the Debt Securities and any Warrant Agreement (defined below) or Unit Agreement (defined below) has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, and (i) that the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

We are admitted to practice in the State of New York and do not express any opinion as to matters arising under the laws of any jurisdiction other than the United States federal securities laws and the Delaware General Corporation Law.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that:

(1)            With respect to shares of Common Stock offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Delaware General Corporation Law and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Delaware General Corporation Law), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(2)            With respect to shares of one or more series of Preferred Stock offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, including the adoption of an appropriate amendment to the Company’s Certificate of Incorporation relating to such series of Preferred Stock which has been properly filed with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Delaware General Corporation Law and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Delaware General Corporation Law), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3)            With respect to Debt Securities, when (a) an applicable indenture, if any, or any necessary amendment or supplement thereto or other agreement in respect thereof, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (b) any applicable indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, (c) the specific terms and the issuance and sale of any particular Debt Security have been duly established in accordance with any applicable indenture, if any, or any necessary amendment thereto or other agreement in respect thereof, if any, and authorized by all necessary action of the Company, and (d) any such Debt Security has been duly executed, issued, authenticated (if required) and delivered by or on behalf of the Company as contemplated by the Registration Statement and/or the applicable prospectus supplement either (i) against payment therefor in accordance with the provisions of any applicable indenture and/or any other agreement or instrument binding upon the Company and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4)            With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant agreement in respect thereof (a “Warrant Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5)            With respect to the Rights, assuming that the Rights are issued pursuant to one or more rights agreements (each, a “Right Agreement”) to be entered into between the Company and one or more banks, trust companies or other financial institutions as identified in the applicable Rights Agreement, and the holders from time to time of the Rights, and assuming that the issuance and terms of any Rights and the terms of the offering thereof have been duly authorized, when (a) the Rights Agreement or Rights Agreements relating to such Rights have been duly authorized, executed and delivered by the Company and the rights agent appointed by the Company and (b) such Rights or certificates representing such Rights have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, and in accordance with any underwriting agreement, purchase or similar agreement, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(6)           With respect to Units, assuming that (a) any Debt Securities that form a part of such Units constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, (b) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 4 above, and (c) any shares of Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 1 and 2 above, respectively, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinions regarding (i) the validity or enforceability of any provisions that purport to waive or not give effect to rights or notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (viii) provisions for exclusivity, election or accumulation of rights or remedies, (ix) provisions authorizing or validating conclusive or discretionary determinations, (x) grants of setoff rights, (xi) the availability of equitable remedies to any person or entity including, but not limited to, specific performance and injunctive relief; (xii) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors’ rights or remedies (whether applied by a court of law or equity), (xiii) the effect of applicable law and court decisions which may hereafter limit or render unenforceable certain rights or remedies of any person or entity and (xiv) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur.

Very truly yours,

/s/Masur Griffitts Avidor LLP
MASUR GRIFFITTS AVIDOR LLP